Exhibit A

                             JOINT FILING AGREEMENT

     THIS JOINT FILING AGREEMENT ("Agreement") is entered into between and among William D. Hanna ("WH"), Kevin O'Donnell ("KO"), Sandra Vernon ("SV") and Dr. Leonard Vernon

("LV") ON THIS 16TH day of December 1999.

     NOW, THEREFORE, based on the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual covenants and agreements contained herein, and in reliance on the representations and warranties set forth in this Agreement, the benefits to be derived herein and for other valuable consideration, the sufficiency of which is hereby expressly acknowledged, the Parties agree as follows:

     1. WH, KO, SV and LV acknowledge that all are required to file with the Securities and Exchange Commission a Schedule 13D as a result of their individual acquisitions of common stock in Nugget Exploration, Inc. and, in the interest of consolidation and efficiency, desire to file a single statement pursuant to Rule 13d-1(f) of the Securities Exchange Act of 1934.

     2. WH, KO, SV and LV hereby consent to have a single Schedule 13D filed pursuant to Rule 13d- 1(f) as fulfillment of the individual obligation of WH, the individual obligation of KO, the individual obligation of SV, and the individual obligation of LV to file such a schedule in a joint manner.

     IN WITNESS WHEREOF, the signatures of the parties hereto evidence their mutual assent and acceptance of this Agreement as of the date first set forth above.



"WH" -William D. Hanna

 /S/ WILLIAM D. HANNA
-----------------------
William D. Hanna



"KO" - Kevin O'Donnell

 /S/ KEVIN O'DONNELL
-----------------------
Kevin O'Donnell



"SV" - Sandra Vernon

 /S/ SANDRA VERNON
-----------------------
Sandra Vernon



"LV" - Dr. Leonard Vernon

 /S/ DR. LEONARD VERNON
-----------------------
Dr. Leonard Vernon



                                        9